Exhibit 99.1

FOR IMMEDIATE RELEASE June 17, 2011	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES CLOSING OF RESIDENTIAL MORTGAGE SECURITIZATION

(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced the closing of a private placement of $102 million of residential mortgage backed notes issued by WIMC 2011-1 (the “Trust”), a newly formed statutory trust sponsored by Walter Investment. The notes are backed by U.S. residential mortgage loans, building and installment sale contracts, promissory notes, related mortgages and other security agreements. The purpose of the offering is to raise capital to fund the Company’s previously announced acquisition of Green Tree Credit Solutions, LLC (“Green Tree”).

Mark O’Brien, Walter Investment’s Chairman and CEO said, “As we near our anticipated early third quarter completion of the acquisition of Green Tree, the securitization of the unencumbered assets brings us one step closer to completing the few outstanding items required to conclude the transaction. We are quite pleased to have been able to monetize these assets at a fair price without having to sell them, which allows us to retain the valuable residual interest in the assets.”

The offering was made by means of a private placement memorandum under Rule 144A. The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in non-conforming, less-than-prime, and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annual revenues of approximately $180 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 340 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

About Green Tree

Green Tree is one of the country’s leading home loan servicers and a full-service solutions provider which partners with credit-risk owners to help them maximize the performance of their loan portfolios. Based in St. Paul, Minn., the company services a diverse $37 billion loan portfolio consisting of over 745,000 loans and employs approximately 1,900 people. For more information, please visit the Green Tree website at www.greentreecreditsolutions.com

Safe Harbor Statement

Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to, the satisfactory completion of all conditions precedent to the closing of the proposed transaction in accordance with the terms and conditions of the purchase agreement, including the receipt of anti-trust and other regulatory and customer approvals; the negotiation, execution and delivery of definitive financing agreements and the satisfaction of all conditions precedent that will be contained therein; the completion of asset sales contemplated by the purchase agreement; the obligation to pay a termination fee under the purchase agreement in certain circumstances if the closing does not occur; anticipated growth of the specialty servicing sector; future economic and business conditions; the effects of competition from a variety of local, regional, national and other mortgage servicers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 6, 2011.

All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of June 17, 2011. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.